                                                                    EXHIBIT 99.1

                                     PROXY
                            CITATION INSURANCE GROUP
                        ONE ALMADEN BOULEVARD, SUITE 300
                           SAN JOSE, CALIFORNIA 95113

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Robert M. Erickson and Douglas S. Gould, or either of them acting alone, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent, and to vote as designated below, all of the shares of Common Stock of Citation Insurance Group (the
"Company") held of record by the undersigned on [[record date]]          , 1996,
at the special meeting of shareholders to be held at [[meeting location]]
        , San Jose, California [[zip code]]         on [[day and date of
meeting]]          , 1996 at [[time]]    , Pacific Time, and at any adjournment
thereof.

   1. PROPOSAL TO APPROVE THE PRINCIPAL TERMS OF THE MERGER DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS WHICH ACCOMPANIED THIS PROXY. THIS PROPOSAL INVOLVES MERGING CITATION HOLDINGS, INC., A WHOLLY OWNED SUBSIDIARY OF THE COMPANY, WITH AND INTO PHYSICIANS INSURANCE COMPANY OF OHIO ("PICO"). UPON CONSUMMATION OF THE MERGER, EACH OUTSTANDING SHARE OF THE CLASS A COMMON STOCK OF PICO (OTHER THAN SHARES AS TO WHICH DISSENTERS' RIGHTS ARE PERFECTED) WILL BE CONVERTED INTO THE RIGHT TO RECEIVE A NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK EQUAL TO THE EXCHANGE RATIO (AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS):

                 / / FOR        / / AGAINST        / / ABSTAIN

   2. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY IN CONNECTION WITH THE MERGER, INCLUDING AN INCREASE IN THE AUTHORIZED CAPITALIZATION OF THE COMPANY:

                 / / FOR        / / AGAINST        / / ABSTAIN

   3. PROPOSAL TO AMEND THE BYLAWS OF THE COMPANY IN CONNECTION WITH THE MERGER:

                 / / FOR        / / AGAINST        / / ABSTAIN

   4. In their discretion, the above named Proxies are authorized to vote upon each other item of business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE.

                                    (Continued and to be signed on reverse side)

(Continued from other side)

    Please sign exactly as your name appears on your stock certificate. If such stock is held by joint tenants, both persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please note your title as such. If the stock is registered in the name of a corporation, please sign in the corporation's name by the president or any other authorized officer. If the stock is registered in the name of a partnership, please sign in the partnership's name by an authorized person.

                                                  ------------------------------
                                                           (Signature)

                                                  ------------------------------
                                                   (Signature if held jointly)

                                                  I PLAN TO ATTEND THE
                                                  SPECIAL MEETING:

                                                  / / YES    / / NO

                                                  Dated: ________________, 1996

                 PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND
                      RETURN IT IN THE ENCLOSED ENVELOPE.